Exhibit 10.2
Amendment No. 1 to Marketing and Servicing Agreement
This Amendment No. 1 to Marketing and Servicing Agreement (this “Amendment”) is entered into as of October 27, 2023 by and between Affirm, Inc., a Delaware corporation (“Affirm”) and Celtic Bank Corporation, a Utah chartered bank (“Bank”).
Recitals:
Whereas, Affirm and Bank have entered into that certain Marketing and Servicing Agreement, dated as of September 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Program Agreement”) to govern the origination of certain loans by Bank and the engagement of Affirm by Bank to perform certain marketing and other services; and
Whereas, Affirm and Bank desire to make certain amendments to the Program Agreement, under the terms and conditions set forth in this Amendment.
Now, Therefore, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Agreement:
Section 1.Defined Terms.
Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Program Agreement.
Section 2.Effective Date.
This Amendment shall be effective as of the date first set forth above.
Section 3.Amendments.
The Program Agreement is amended as follows:
(a)The Recitals are amended and restated in their entirety to read as follows:
“WHEREAS, Bank is a federally insured Utah-chartered industrial bank that offers credit cards, loans, financing and other credit products to consumers;
    WHEREAS, Affirm is in the business of marketing and servicing consumer and certain commercial loans and other consumer financial products;
    WHEREAS, Affirm and its Affiliates have developed a loan application processing system (the “Platform”) which is capable of processing applications for consumer and certain commercial loans in accordance with Bank’s credit criteria;
    WHEREAS, Bank desires to use the Platform to promote the availability of credit, encourage the submission of applications through the

Platform for such credit and facilitate the making of loans by Bank in accordance with Bank’s credit criteria to qualifying Persons;
    WHEREAS, Bank desires for Affirm to market Loans to consumers and certain approved businesses, identify potential Borrowers that meet Bank’s credit criteria, manage the Program and service the Loans on behalf of Bank; and
    WHEREAS, Bank will from time to time sell certain of the loans arising from the Program pursuant to the Loan Sale Agreement, dated as of September 18, 2020 (as amended or modified from time to time, the “Loan Sale Agreement”), between Bank and Affirm.
    NOW, THEREFORE, in consideration of the foregoing terms, conditions, and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Affirm mutually agree as follows:”
(b)Section 2.2(b) is amended and restated in its entirety to read as follows:
“Affirm, on behalf of Bank, shall market the Program to consumers and certain approved businesses, manage and administer the Program, process Applications and service Loans, all pursuant to the terms and conditions of this Agreement.”
(c)Section 2.2(c) is amended and restated in its entirety to read as follows:
“The funds provided by Bank with respect to the Loans shall be provided to the relevant Merchant for the purposes of the related Borrower as allowed by law and subject to the terms and conditions in this Agreement and additional terms and conditions required by Bank with the assistance and advice of Affirm.”
(d)Section 2.4(e) is amended by restating the second sentence thereof to read as follows:
“Affirm agrees that it shall service the Loans in accordance with Applicable Law and using the degree of skill and attention that Affirm and its applicable Third-Party Service Providers exercise from time to time with respect to all comparable unsecured loans that it services for itself or others in accordance with the Servicing Policy and, to the extent more exacting, the requirements of this Agreement (collectively, the “Servicing Standard”).”
(e)The definition of “Borrower Product” in Exhibit A is amended and restated in its entirety to read as follows:
““Borrower Product” means any extension of credit made to a Person.”
(f)The definition of “Loan” in Exhibit A is amended and restated in its entirety to read as follows:
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““Loan” means a consumer or commercial loan made by Bank to a Borrower under the Program.”
Section 4.Effect on the Program Agreement.
(a)Except as expressly amended and/or superseded by this Amendment, the Program Agreement shall remain in full force and effect. Upon this Amendment becoming effective, each reference to the “Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Program Agreement, shall mean a reference to the Program Agreement as modified by this Amendment.
(b)This Amendment is not intended to create, nor does it create, and shall not be construed to create, a partnership or joint venture or any other common association for profit between Bank and Affirm.
(c)In the event of any inconsistency between this Amendment and the Program Agreement with respect to the matters set forth herein, this Amendment shall take precedence.
Section 5.Execution in Counterparts.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparties, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Amendment.
Section 6.Headings.
Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 7.Entire Agreement.
This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
Section 8.Successors and Assigns.
This Amendment shall be binding on and shall inure to the benefit of Affirm and Bank and their respective successors and assigns.
Section 9.Miscellaneous.
The provisions contained in Section 28 (Governing Law and Jurisdiction) of the Program Agreement are incorporated herein by this reference, mutatis mutandis.
[Signature Pages Follow]

    In Witness Whereof, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AFFIRM, INC.

By: /s/ Brooke Major-Reid
Name: Brooke Major-Reid
Title: Chief Capital Officer

CELTIC BANK CORPORATION

By: /s/ Reese S. Howell, Jr.
Name: Reese S. Howell, Jr.
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Marketing and Servicing Agreement]